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                                                                      Exhibit 23
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Coopers                                                 COOPERS & LYBRAND L.L.P.
& Lybrand                                           a professional services firm


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Intimate Brands, Inc. on Form S-8, Registration Nos. 333-1960, 333-04921, 333-04923 and 333-10215 of our report dated February 20, 1998, on our audits of the consolidated financial statements of Intimate Brands, Inc. and subsidiaries as of January 31, 1998, and February 1, 1997, and for the fiscal years ended January 31, 1998, February 1, 1997, and February 3, 1996, which report is included in this Annual Report on Form 10-K.


                                                /s/ COOPERS & LYBRAND L.L.P.

                                                COOPERS & LYBRAND L.L.P.


Columbus, Ohio
April 28, 1998